Exhibit 99.1

FOR IMMEDIATE RELEASE

The Oncology Institute Reports Fourth Quarter and Full Year 2025 Financial Results and Guidance for 2026

CERRITOS, Calif., March 12, 2026 -- The Oncology Institute, Inc. (NASDAQ: TOI) (“TOI” or the “Company”), one of the largest value-based community oncology groups in the United States, today reported financial results for its fourth quarter and year ended December 31, 2025.

Recent Operational Highlights

•	Cash flow from operations in Q4 2025 was approximately $3.2 million, due to disciplined working capital management and overall increase in gross profit margin

•	Continued expansion of our capitated footprint, initiating 9 new capitated contracts during 2025 in CA, FL, and NV, representing approximately 260,000 additional lives under management

•	Further ramped our capitation partnership with Elevance in Florida during the fourth quarter and remains on track to continue expansion across the state in 2026 which would more than double the current partnership

•	Initiated capitation agreements with Humana and CarePlus in Florida during the fourth quarter, further expanding payor partnerships and representing approximately 22,000 additional MA lives in South Florida

Fourth Quarter 2025 Financial Highlights

All comparisons are to the quarter ended December 31, 2024 unless otherwise noted

•	Consolidated revenue of $142.0 million, increased 41.6%

•	Gross profit of $22.7 million, an increase of 55.2%

•	Net loss of $7.5 million compared to $13.2 million

•	Basic and diluted loss per share of $(0.06) compared to $(0.14)

•	Adjusted EBITDA of $147 thousand compared to $(7.8) million

•	Cash and cash equivalents of $33.6 million as of December 31, 2025

Year Ended 2025 Financial Highlights

All comparisons are to the year ended December 31, 2024 unless otherwise noted

•	Consolidated revenue of $502.7 million, increased 27.8%

•	Gross profit of $76.4 million, an increase of 41.6%

•	Net loss of $60.6 million compared to $64.7 million

•	Basic and diluted loss per share of $(0.54) and $(0.71)

•	Adjusted EBITDA of $(12.4) million compared to $(35.7) million

•	Cash and cash equivalents of $33.6 million as of December 31, 2025

Outlook for Fiscal Year 2026

TOI uses Adjusted EBITDA and Free Cash flow, each a non-GAAP metric, as an additional tool to assess its operational and financial performance. See "Financial Information: Non-GAAP Financial Measures" below. In reliance on the unreasonable efforts exception provided under Regulation S-K, TOI is not reasonably able to provide a quantitative reconciliation for forward-looking information of Adjusted EBITDA and Free Cash flow to net (loss) income and net cash provided by operations, respectively, the most directly comparable GAAP financial measures, without unreasonable efforts due to uncertainties regarding capitated lives, direct costs, taxes, capital expenditures, share-based compensation, change in fair value of liabilities, unrealized (gains) losses on investments, consulting and legal fees, transaction costs and other non-cash items. The variability of these items could have an unpredictable, and potentially significant, impact on TOI’s future GAAP financial results.

2026 Guidance
Revenue	$630 to $650 million
Gross Profit	$97 to $107 million
Adjusted EBITDA	$0 to $9 million
Free Cash Flow	$(15) to $5 million

The Company expects approximately $150 million in capitated revenue in 2026. Additionally, the Company anticipates first quarter Adjusted EBITDA to be between $(1) million and $(3) million due to seasonality with patients' deductibles reset and annual drug pricing increases that are not immediately reflected in reimbursement rates, as pharmaceutical reimbursement adjustments operate on a lagged basis from pricing. On the specialty pharmacy side, the Company assumes performance in line with the second-half 2025 revenue run-rate of approximately $27 million per month, plus some modest incremental growth of 3-5% from new capitation lives we are capturing in TOI clinics during 2026.

TOI's achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its filings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating or economic environment, nor does it take into account the impact of TOI's acquisitions, dispositions or financings. TOI's outlook assumes a largely stable global market, which would likely be negatively impacted if recent tariff rate increases and exchange rate changes persist and adversely affect world trade.

Management Commentary

Daniel Virnich, CEO of TOI, commented, "2025 was an incredibly productive year for The Oncology Institute. Our unwavering commitment to delivering high-quality oncology care drove meaningful progress across our business, with continued expansion of our capitated care model through delegated arrangements serving as the primary catalyst. These arrangements allow us to manage the oncology benefit more comprehensively, while aligning incentives with our payor partners and delivering quality clinical outcomes to the patients we serve. Our growing scale, steady working capital management, and clinical pathways, all contributed to the fourth quarter marking a significant milestone on our path to becoming a profitable public company.

"Looking ahead to 2026, we are acutely focused on execution, enhancing our scale, and delivering profitable growth. Key initiatives include continuing to expand our delegated capitated model, launching a proprietary network provider portal to strengthen engagement with our affiliated partners, and adding expertise to our board with recent appointments like Mark Stolper and Kim Tzoumakas. Based on the momentum from our fourth quarter, we are reaffirming our expectation to achieve full-year positive Adjusted EBITDA in 2026. We remain well-positioned to expand payor partnerships and deliver sustainable growth as we execute on our strategic goals," Dr. Virnich concluded.

Webcast and Conference Call

TOI will host a conference call on Thursday, March 12, 2026 at 5:00 p.m. (Eastern Time) to discuss fourth quarter and full year results and management’s outlook for future financial and operational performance.

The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13758646. The replay will be available until Thursday, March 19, 2026.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of TOI's website at https://investors.theoncologyinstitute.com.

About The Oncology Institute, Inc.

Founded in 2007, The Oncology Institute, Inc. (NASDAQ: TOI) is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 2.0 million patients including clinical trials, transfusions, and other care delivery models traditionally associated with the most advanced care delivery organizations. With over 300 employed and affiliate clinicians and over 100 clinics and affiliate locations of care across five states and growing, TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the 2026 full fiscal year outlook, the outcome of judicial and administrative proceedings to which TOI may become a party or investigations to which TOI may become or is subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s patient or payors' preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet stock exchange listing standards; the impact of a cybersecurity incident affecting a software provider on TOI’s business; the impact of the war in Iran; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 26, 2025 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI currently is evaluating or does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Free Cash Flow, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TOI’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with TOI’s financial statements and the related notes thereto.

TOI believes that the use of Free Cash Flow provides an additional tool to assess the Company's financial performance, evaluate its ability to generate cash from operations, and plan for future investments and obligations. Free Cash Flow is useful in understanding the cash available for strategic initiatives. It also helps in comparing TOI's financial performance with other similar companies, many of which use similar non-GAAP financial measures to provide insights into their cash generation capabilities. However, the principal limitation of Free Cash Flow is that it does not account for certain cash outflows or inflows that are required by GAAP to be recorded in TOI's financial statements. TOI defines Free Cash Flow as net cash flow provided by (used in) operations plus cash paid for interest, less capital expenditures.

TOI believes that the use of Adjusted EBITDA provides an additional tool to assess our operations and results of our performance, to plan and forecast future periods, and factors and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in TOI's financial statements.

TOI defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, interest, taxes, non-cash items, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure.

A reconciliation of net cash flow used in operating activities to Free Cash Flow and net loss to Adjusted EBITDA, the most comparable GAAP metric, is set forth below.

Free Cash Flow Reconciliation

	Years ended December 31,		Change
(dollars in thousands)	2025	2024	$	%
Net cash and cash equivalents used in operating activities	$(24,587)	$(26,538)	$1,951	7.4%
Cash paid for interest	3,914	4,498	(584)	13.0%
Purchases of property and equipment	(3,200)	(3,789)	589	15.5%
Free Cash Flow	$(23,873)	$(25,829)	$1,956	7.6%

Adjusted EBITDA Reconciliation

	Three Months Ended December 31,		Change
(dollars in thousands)	2025	2024	$	%
Net loss	$(7,508)	$(13,182)	$5,674	(43.0)%
Depreciation and amortization	1,632	1,707	(75)	(4.4)%
Interest expense, net	1,917	1,168	749	64.1%
Tax payments and penalties	36	—	36	—%
Non-cash addbacks	2,419	71	2,348	3,307.0%
Share-based compensation	1,317	1,289	28	2.2%
Change in fair value of liabilities	(1,066)	(176)	(890)	505.7%
Unrealized (gains) losses on investments	—	(4)	4	—%
Post-combination compensation expense	7	13	(6)	(46.2)%
Consulting and legal fees	409	69	340	492.8%
Infrastructure and workforce costs	984	1,217	(233)	(19.1)%
Adjusted EBITDA	$147	$(7,828)	$7,975	(101.9)%

Adjusted EBITDA Reconciliation

	Year Ended December 31,		Change
(dollars in thousands)	2025	2024	$	%
Net loss	$(60,606)	$(64,663)	$4,057	(6.3)%
Depreciation and amortization	6,944	6,287	657	10.5%
Interest expense, net	11,276	7,497	3,779	50.4%
Tax payments and penalties	12	(32)	44	(137.5)%
Non-cash addbacks	4,642	(139)	4,781	(3,439.6)%
Share-based compensation	4,551	11,151	(6,600)	(59.2)%
Change in fair value of liabilities	12,453	(3,316)	15,769	(475.5)%
Unrealized (gains) losses on investments	6	(133)	139	(104.5)%
Post-combination compensation expense	46	374	(328)	(87.7)%
Consulting and legal fees	2,030	841	1,189	141.4%
Infrastructure and workforce costs	6,236	6,427	(191)	(3.0)%
Transaction costs	1	18	(17)	(94.4)%
Adjusted EBITDA	$(12,409)	$(35,688)	$23,279	(65.2)%

Key Business Metrics

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Affiliated and Network Clinics (1)	146	86	146	86
Markets	17	16	17	16
Lives under value-based contracts (millions)	2.0	1.9	2.0	1.9
Net income (loss)	$(7,508)	$(13,182)	$(60,606)	$(64,663)
Adjusted EBITDA (in thousands)	$147	$(7,828)	$(12,409)	$(35,688)

(1)	Clinics operated under the TOI PCs, whereby we receive a percentage of revenue under our management services agreements, or MSAs, and are consolidated. Additionally, includes independent oncology practices to which we provide limited management services and have network provider agreements, but do not bear the operating costs.

Consolidated Balance Sheets (Unaudited)

(in thousands except share data)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$33,565	$49,669
Accounts receivable, net	58,998	48,335
Other receivables	322	346
Inventories	16,875	10,039
Prepaid expenses and other current assets	2,987	4,029
Total current assets	112,747	112,418
Property and equipment, net	10,684	11,888
Operating right of use assets	22,374	25,782
Intangible assets, net	11,015	14,810
Goodwill	7,230	7,230
Other assets	606	589
Total assets	$164,656	$172,717
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$43,167	$24,324
Current portion of operating lease liabilities	7,156	6,798
Accrued expenses and other current liabilities	20,639	21,093
Total current liabilities	70,962	52,215
Operating lease liabilities	19,131	23,223
Derivative warrant liabilities	264	17
Conversion option derivative liabilities	12,591	385
Long-term debt, net of unamortized debt issuance costs	77,400	93,131
Other non-current liabilities	28	125
Deferred income taxes liability	—	32
Total liabilities	180,376	169,128
Stockholders’ equity (deficit):
Common Stock, 0.0001 par value, authorized 500,000,000 shares; 100,596,918 shares issued and 98,863,144 shares outstanding at December 31, 2025 and 77,470,886 shares issued and 75,737,112 outstanding at December 31, 2024	10	8
Series A Convertible Preferred Stock, 0.0001 par value, authorized 10,000,000 shares; 193,507 and 165,045 shares issued and outstanding at December 31, 2025 and 2024, respectively	—	—
Treasury Stock at cost, 1,733,774 shares at December 31, 2025 and 2024	(1,019)	(1,019)
Additional paid-in capital	256,708	215,413
Accumulated deficit	(271,419)	(210,813)
Total stockholders’ equity (deficit)	(15,720)	3,589
Total liabilities and stockholders’ equity (deficit)	$164,656	$172,717

Consolidated Statements of Operations (Unaudited)

(in thousands except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue
Patient services	$59,837	$50,217	$228,991	$204,883
Specialty pharmacy	81,415	47,587	269,176	179,916
Clinical trials & other	705	2,463	4,562	8,613
Total operating revenue	141,957	100,267	502,729	393,412
Operating expenses
Direct costs – patient services	52,700	45,743	205,502	186,880
Direct costs – specialty pharmacy	66,537	39,530	220,558	151,231
Direct costs – clinical trials & other	—	358	234	1,304
Selling, general and administrative expense	27,995	24,858	105,574	107,828
Depreciation and amortization	1,632	1,707	6,944	6,287
Total operating expenses	148,864	112,196	538,812	453,530
Loss from operations	(6,907)	(11,929)	(36,083)	(60,118)
Other non-operating expense (income)
Interest expense, net	1,916	1,168	11,276	7,496
Change in fair value of derivative warrant liabilities	1	(47)	247	(619)
Change in fair value of conversion option derivative liabilities	(1,067)	(129)	12,206	(2,697)
Other, net	(249)	261	925	365
Total other non-operating expense	601	1,253	24,654	4,545
Loss before provision for income taxes	(7,508)	(13,182)	(60,737)	(64,663)
Income tax benefit	—	—	131	—
Net loss	$(7,508)	$(13,182)	$(60,606)	$(64,663)
Net income (loss) per share attributable to common stockholders:
Net income (loss) attributable to common stockholders, basic and diluted	(6,305)	(10,821)	(50,305)	(53,005)
Weighted-average number of shares outstanding, basic and diluted	101,456,684	75,655,231	92,389,381	75,043,678
Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.14)	$(0.54)	$(0.71)

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(7,508)	$(13,182)	$(60,606)	$(64,663)
Adjustments to reconcile net loss to cash and cash equivalents used in operating activities:
Depreciation and amortization	1,632	1,707	6,944	6,287
Amortization of debt issuance costs and debt discount	1,205	1,594	8,380	6,305
Write-off of assets from clinical trials segment	—	—	2,398	—
Share-based compensation	1,317	1,289	4,551	11,152
Change in fair value of liability classified warrants	1	(47)	247	(619)
Change in fair value of liability classified conversion option derivatives	(1,067)	(129)	12,206	(2,697)
Unrealized (gain) loss on investments	—	1	—	(133)
Accretion of discount on investment securities	—	(1)	—	(500)
Deferred taxes	—	—	(32)	—
Loss on disposal of property and equipment	—	220	—	271
Changes in operating assets and liabilities:
Accounts receivable	641	6,167	(12,308)	(5,975)
Inventories	2,007	67	(6,836)	3,639
Other receivables	17	12	(274)	205
Prepaid expenses	230	1,184	2,033	1,176
Other assets	(2,406)	(1)	(17)	(28)
Accrued expenses and other current liabilities	(451)	4,656	(448)	9,471
Accounts payable	7,709	739	19,638	9,215
Change in operating leases	(178)	(91)	(452)	559
Other non-current liabilities	84	1	(11)	(203)
Net cash and cash equivalents provided by (used in) operating activities	3,233	4,186	(24,587)	(26,538)
Cash flows from investing activities:
Purchases of property and equipment	(1,060)	(1,755)	(3,200)	(3,789)
Proceeds from asset disposition	—	—	126	—
Sales of marketable securities/Investments	—	—	—	50,000
Net cash and cash equivalents (used in) provided by investing activities	(1,060)	(1,755)	(3,074)	46,211
Cash flows from financing activities:
Proceeds from private placement, net of offering costs	—	—	15,359	—
Proceeds from at-the-market offering, net of offering costs	3,889	—	13,841	—
Proceeds from employee stock purchase plan	—	—	151	—
Payments made for financing of insurance payments	(300)	(154)	(991)	(1,156)
Payment of deferred consideration liability for acquisition	(50)	—	(50)	(2,372)
Principal payments on long-term debt	—	—	(20,000)	—
Principal payments on financing leases	(9)	(10)	(37)	(39)
Common stock issued for warrants exercised	132	—	517	—
Common stock issued for options exercised	72	—	2,767	75
Net cash and cash equivalents provided by (used in) financing activities	3,734	(164)	11,557	(3,492)
Net increase (decrease) in cash and cash equivalents	5,907	2,267	(16,104)	16,181
Cash and cash equivalents at beginning of period	27,658	47,402	49,669	33,488
Cash and cash equivalents at end of period	$33,565	$49,669	$33,565	$49,669
Contacts

Media

The Oncology Institute, Inc.

Daniel Virnich, MD

danielvirnich@theoncologyinstitute.com

(562) 735-3226 x 81125

Investors

ICR Strategic Communications

investors@icrinc.com